CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, (No. 33-73186) as amended, of Anchor Financial Corporation of our report dated February 19, 1999 appearing on page 29 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbia, South Carolina
March 26, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated January 31, 1998, relating to the consolidated financial statements of ComSouth Bankshares, Inc. appearing on page 30 of this Annual Report on Form 10-K. The consolidated financial statements of ComSouth Bankshares, Inc. are not separately presented in the Form 10-K.



/s/ J.W. Hunt and Company, LLP

J.W. Hunt and Company, LLP
Columbia, South Carolina
March 26, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated March 9, 1998, relating to the consolidated financial statements of M&M Financial Corporation appearing on page 31 of this Annual Report on Form 10-K. The consolidated financial statements of M&M Financial Corporation are not separately presented in the Form 10-K.


/s/ Tourville, Simpson & Henderson, LLP

Tourville, Simpson & Henderson, LLP
Columbia, South Carolina
March 26, 1999